SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2005

CuraGen Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-23223	06-1331400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Long Wharf Drive, 11th Floor

New Haven, Connecticut 06511

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 401-3330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 20, 2005, CuraGen announced that during August and September 2005 it repurchased $23.9 million of face value of its 6% Convertible Subordinated Notes due February 2007. The aggregate purchase price for the $23.9 million of face value of the 2007 notes was $23.8 million. The net proceeds raised from its August 10, 2005 offering of common stock were used in the repurchases of outstanding convertible debt.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	The following exhibit is filed with this report:

Exhibit Number	Description
99.1	Press release of Registrant dated September 20, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION
(Registrant)

Date: September 21, 2005	By:	/s/ David M. Wurzer
	Name:	David M. Wurzer
	Title:	Executive Vice President and Chief Financial Officer